Filed pursuant to 424(b)(2)

File No. 333-155054

PROSPECTUS SUPPLEMENT NO. 1

To Prospectus dated November 14, 2008

Puradyn Filter Technologies Incorporated

3,500,000 shares of Common Stock

Pursuant to this Prospectus Supplement and the Prospectus dated November 14, 2008 we are offering on a best efforts basis a total of 3,500,000 shares of our common stock at a price of $0.28 per share. Pursuant to the Prospectus dated November 14, 2008, offering was to end on December 31, 2008, subject to extension at our discretion. This Prospectus Supplement shall serve to further extend the termination date of this offering until the earlier of February 28, 2009 or the date on which we sell all of the shares offered hereby.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of the Prospectus dated November 14, 2008 to read about the risks of investing in our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this Prospectus Supplement is January 30, 2009